Exhibit 10.14

GLOBAL SETTLEMENT & EXCHANGE OF

SENIOR SECURED CONVERTIBLE PROMISSORY NOTE

THIS GLOBAL SETTLEMENT & EXCHANGE SENIOR OF SECURED CONVERTIBLE PROMISSORY NOTE (the "Global Exchange") is entered into as of February 28th, 2023 (the "Effective Date"), by and between Stemtech Corporation f/k/a Globe Net Wireless Corp., a corporation organized under the laws of the state of Nevada (the "Borrower") and LEONITE FUND I, LP, a limited partnership organized under the laws of the State of Delaware (the "Investor").

WHEREAS, the Borrower and the Investor entered into a SENIOR SECURED CONVERTIBLE PROMISSORY NOTE dated September 1, 2021, as amended by amendments dated July 22, 2022 and August 10, 2022 (collectively, the "Note & Amendments"), issued pursuant to the terms of that certain SECURITIES PURCHASE AGREEMENT of even date therewith (the "SPA"), and secured pursuant to that certain SECURITY AND PLEDGE AGREEMENT of even date therewith (the "Security Agreement" and collectively with the Note and the SPA, the "Loan Documents");

WHEREAS, pursuant to the terms of the Loan Documents, the original purchase price of the Note was $410,000 and the Principal Amount was $455,555.56, including original issue discount ("OID") of $45,555.56. The purchase price was advanced by the Investor to the Borrower on September 9, 2021 ("Tranche 1"). As of this date, the current amount due and outstanding in connection with the original purchase of the Note is $302,028.02 including accrued interest.

WHEREAS, pursuant to the Amendment dated August 10, 2022 (the "August Amendment"), the parties agreed to increase the amount that the Investor would advance to the Borrower under the Note, and subsequently advanced four additional tranches to the Borrower on August 12, 2022 ("Tranche 2"), September 1, 2022 ("Tranche 3"), October 3, 2022 ("Tranche 4"), and November 15, 2022, ("Tranche 5") respectively (together, the "Additional Tranches"), to increase the Principal Amount of the Note by $275,000, with the current balance including interest equal to $241,537.36. Per the terms of the August Amendment, the Investor was to receive 110,000 warrants (the "Outstanding Warrants") and 38,152 shares of the Borrower's common stock (the "Outstanding Equity Interest Shares") to date for the Additional Tranches.

WHEREAS, the Borrower and the Investor desire to exchange the Note for shares of the Borrower's common stock as set forth herein, and to settle the matter with respect to the Outstanding Warrants and the Outstanding Equity Interest Shares;

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NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Investor and the Borrower hereby agree as follows:

1.	The representations, covenants, and recitations set forth in the foregoing recitals are hereby incorporated into and made a part of this Global Exchange, including all defined terms referenced therein.

2.	Except as specifically modified by this Global Exchange, the terms and conditions of the Loan Documents, shall remain in full force and effect. In the event of any inconsistency between the terms of this Global Exchange and the terms of the Loan Documents, the terms of this Global Exchange shall control. All capitalized terms used herein shall have the meaning ascribed to them in the Note or the other Loan Documents, unless defined otherwise herein.

3.	The terms of the Global Exchange are as follows:

a)	The total balance due under the Note, including: (i) the outstanding principal amount, (ii) previously accrued, but unpaid interest, (iii) all unaccrued interest through the remainder of the Tranche Terms that is guaranteed pursuant to Section 1.2 of the Note, (iv) all costs incurred by the Investor in connection with the conversion referenced herein and subsequent deposit of the shares in the Investor's brokerage account, pursuant to Section 2.1 of the Note, (v) legal fees of $5,000 incurred by the Investor in connection with this Global Exchange, and (iv) the prepayment premium pursuant to Section 5.9 of the Note, shall be exchanged for 10,500,000 shares of the Borrower's common stock (the "Settlement Shares"), which shall be distributed with respect to each of the Tranches according to the schedule presented below in Section 3(d).

b)	In addition to the Settlement Shares, the Borrower shall issue to the Investor the Outstanding Equity Interest Shares which shall be distributed with respect to each of the Additional Tranches according to the schedule presented below in Section 3(d).

c)	In leu of issuing the Outstanding Warrants, the Borrower shall issue to the Investor 110,000 shares of the Borrower's common stock (the "Outstanding Warrant Shares") which shall be distributed with respect to each of the Additional Tranches according to the schedule presented below in Section 3(d).

d)	The following table shows the shares of the Borrower's common stock which shall be issued to the Investor:

Tranche	Settlement Shares	Outstanding Equity Interest Shares	Outstanding Warrant Shares	Total Shares for each Tranche
Tranche 1	5,416,196	–	–	5,416,196
Tranche 2	1,270,951	9,538	27,500	1,307,989
Tranche 3	1,270,951	9,538	27,500	1,307,989
Tranche 4	1,270,951	9,538	27,500	1,307,989
Tranche 5	1,270,951	9,538	27,500	1,307,989
Total Shares to be issued to Investor pursuant to this Agreement:				10,648,152

e)	Subject to the conditions precedent described below in Section 4, the Company shall issue to the Investor forty five percent (45%) of the total shares noted in the schedule above, within three (3) business days of the Effective Date, and the remainder within thirty (30) days of the Effective Date.

f)	Upon the Borrower fulfilling all its obligations hereinunder, the Note shall be deemed paid in full and the Investor shall surrender the Note to the Borrower. For purposes of Rule 144, each of the Borrower's common shares issued to the Investor pursuant to the terms herein shall be deemed to be held by the Investor beginning on the date that the Investor first acquired the securities that were exchanged for such shares. For avoidance of doubt, shares issued with respect to a specific Tranche shall be deemed to be held by the Investor as of the date such Tranche was advanced to the Borrower. Borrower acknowledges that the surrender of the Note by the Investor to the Borrower is the sole consideration provided by the Investor to the Borrower for all shares issued hereunder.

g)	Notwithstanding anything to the contrary herein or in the Loan Documents, the Borrower's obligations under Section 3.13.2 of the Note shall survive so long as the Investor shall hold any of the shares issued pursuant to this Global Exchange.

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4.	Conditions Precedent. Unless explicitly waived in writing by the Investor, the following shall be conditions precedent to the obligations of the Investor, and in the event that any of the conditions fail to be satisfied, Investor shall have the right to elect that all or part of the issuances be void ab initio or alternatively, to consider this entire Global Exchange void ab initio:

1.	All other holders of notes issued by the Borrower shall execute agreements to convert the full balances due under such notes and surrender such notes to the Borrower, and all shares issued pursuant to such agreements, together with the shares issued to the Investor hereunder, shall be issued simultaneously.

11.	In the event that any issuance pursuant to the terms herein would cause the Investor to be the beneficial owner of a number of the Borrower's common shares in excess of limit described in Section 2.1 of the Note (the "Beneficial Ownership Blocker"), then the issuance of the number of shares that were in excess of the Beneficial Ownership Blocker shall be deemed void ab initio and such shares shall be deemed to be automatically canceled as if they were never issued.

5.	This Global Exchange may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

6.	This Global Exchange shall be governed by and construed in accordance with the laws of the State of Delaware without regard to principles of conflicts of laws. Any action brought by either party against the other concerning the transactions contemplated by this Global Exchange shall be brought only in the state and/or federal courts located in Delaware. The parties to this Global Exchange hereby irrevocably waive any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens. THE BORROWER HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS NOTE OR ANY TRANSACTIONS CONTEMPLATED HEREBY. The prevailing party shall be entitled to recover from the other party its reasonable attorney's fees and costs. In the event that any provision of this Global Exchange or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, . then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement. Each party hereby irrevocably waives personal service of process and consents to process being served in any suit, action or proceeding in connection with this Global Exchange or any other related documents by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under the Note and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.

[Signature page follows]

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IN WITNESS WHEREOF the parties have signed this SETTLEMENT & EXCHANGE OF SENIOR SECURED CONVERTIBLE PROMISSORY NOTE in one or more counterparts as of the date first hereinabove set forth.

The Borrower

STEMTECH CORPORATION f/k/a Globe Net Wireless Corp.

By: /s/ Charles S. Arnold

Name: Charles S. Arnold

Title: Chief Executive Officer

The Investor

Leonite Fund I, LP

By its Manager, Leonite Advisors LLC

By: /s/ Avi Geller

Name: Avi Geller

Title: Manager

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EXHIBIT A

WARRANT

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